                                                                  Exhibit (c)(1)

                                                            EXECUTION COPY


                                                            =======



                         AGREEMENT AND PLAN OF MERGER



                         Dated as of November 23, 1999



                                     Among



                             WEYERHAEUSER COMPANY,



                                   WTJ, INC.



                                      And



                            TJ INTERNATIONAL, INC.



                                                            =========

                               TABLE OF CONTENTS


                                                                           Page



                       ARTICLE I The Offer and the Merger
                                 ------------------------


SECTION 1.01.  The Offer....................................................  2
SECTION 1.02.  Company Actions..............................................  3
SECTION 1.03.  The Merger...................................................  4
SECTION 1.04.  Closing......................................................  5
SECTION 1.05.  Effective Time...............................................  5
SECTION 1.06.  Effects......................................................  5
SECTION 1.07.  Certificate of Incorporation and By-laws.....................  5
SECTION 1.08.  Directors....................................................  6
SECTION 1.09.  Officers.....................................................  6


     ARTICLE II Effect on the Capital Stock of the Constituent Corporations;
                ------------------------------------------------------------
                            Exchange of Certificates
                            ------------------------


SECTION 2.01.  Effect on Capital Stock......................................  6
SECTION 2.02.  Exchange of Certificates.....................................  8


            ARTICLE III Representations and Warranties of the Company
                        ---------------------------------------------


SECTION 3.01.  Organization, Standing and Power............................. 11
SECTION 3.02.  Company Subsidiaries; Equity Interests....................... 11
SECTION 3.03.  Capital Structure............................................ 12
SECTION 3.04.  Authority; Execution and Delivery; Enforceability............ 14
SECTION 3.05.  No Conflicts; Consents....................................... 15
SECTION 3.06.  SEC Documents................................................ 17
SECTION 3.07.  Information Supplied......................................... 18
SECTION 3.08.  Absence of Certain Changes or Events......................... 19
SECTION 3.09.  Taxes........................................................ 20
SECTION 3.10.  Absence of Changes in Benefit Plans.......................... 21
SECTION 3.11.  ERISA Compliance; Excess Parachute Payments.................. 22
SECTION 3.12.  Labor Matters................................................ 24
SECTION 3.13.  Litigation................................................... 24

SECTION 3.14.  Compliance with Applicable Laws.............................. 25
SECTION 3.15.  Brokers; Schedule of Fees and Expenses....................... 25
SECTION 3.16.  Opinion of Financial Advisor................................. 25
SECTION 3.17.  Year 2000 Compliance......................................... 26
SECTION 3.18.  Environmental Matters........................................ 26
SECTION 3.19.  Contracts; Debt Instruments.................................. 27
SECTION 3.20.  Intellectual Property........................................ 27


           ARTICLE IV Representations and Warranties of Parent and Sub
                      ------------------------------------------------


SECTION 4.01.  Organization, Standing and Power............................. 28
SECTION 4.02.  Sub Actions.................................................. 28
SECTION 4.03.  Authority; Execution and Delivery; Enforceability............ 29
SECTION 4.04.  No Conflicts; Consents....................................... 29
SECTION 4.05.  Information Supplied......................................... 30
SECTION 4.06.  Financing.................................................... 30
SECTION 4.07.  Stock Ownership; Interested Stockholders..................... 31
SECTION 4.08.  Brokers...................................................... 31


               ARTICLE V Covenants Relating to Conduct of Business
                         -----------------------------------------


SECTION 5.01.  Conduct of Business.......................................... 31
SECTION 5.02.  No Solicitation.............................................. 35


                        ARTICLE VI Additional Agreements
                                   ---------------------


SECTION 6.01.  Preparation of Proxy Statement; Stockholders Meetings........ 38
SECTION 6.02.  Access to Information; Confidentiality....................... 40
SECTION 6.03.  Reasonable Efforts; Notification............................. 40
SECTION 6.04.  Company Employee Stock Options............................... 41
SECTION 6.05.  Existing Agreements, Plans and Policies...................... 43
SECTION 6.06.  Indemnification.............................................. 45
SECTION 6.07.  Fees and Expenses............................................ 47
SECTION 6.08.  Public Announcements......................................... 49
SECTION 6.09.  Transfer Taxes............................................... 49
SECTION 6.10.  Rights Agreements; Consequences if Rights Triggered.......... 50
SECTION 6.11.  Directors.................................................... 50
SECTION 6.12.  TJM Partnership Agreement.................................... 51
SECTION 6.13.  Grant of Option.............................................. 54
SECTION 6.14.  Termination/Amendment of ESOP; Redemption of
                 Company Preferred Stock; Repayment of ESOP Loan............ 55

                        ARTICLE VII Conditions Precedent
                                    --------------------


SECTION 7.01.  Conditions to Each Party's Obligation To Effect the Merger... 56


                 ARTICLE VIII Termination, Amendment and Waiver
                              ---------------------------------


SECTION 8.01.  Termination.................................................. 57
SECTION 8.02.  Effect of Termination........................................ 59
SECTION 8.03.  Amendment.................................................... 59
SECTION 8.04.  Extension; Waiver............................................ 60
SECTION 8.05.  Procedure for Termination, Amendment, Extension or Waiver.... 60


                          ARTICLE IX General Provisions
                                     ------------------


SECTION 9.01.  Nonsurvival of Representations and Warranties................ 60
SECTION 9.02.  Notices...................................................... 60
SECTION 9.03.  Definitions.................................................. 61
SECTION 9.04.  Interpretation; Disclosure Letters........................... 62
SECTION 9.05.  Severability................................................. 62
SECTION 9.06.  Counterparts................................................. 63
SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries............... 63
SECTION 9.08.  Governing Law................................................ 63
SECTION 9.09.  Assignment................................................... 63
SECTION 9.10.  Enforcement.................................................. 63

Exhibits
--------

Exhibit A                  Conditions of the Offer

               AGREEMENT AND PLAN OF MERGER dated as of November 23, 1999 (this "Agreement"), among WEYERHAEUSER COMPANY, a Washington corporation ("Parent"), WTJ, INC. a Delaware corporation ("Sub"),
                             ------                                       ---
               and a wholly owned subsidiary of Parent, and TJ INTERNATIONAL, INC., a Delaware corporation (the "Company").
                                                  -------


          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as such tender offer may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the
                                             -----
outstanding (x) shares of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"), including the associated Company Rights
              --------------------
(as defined in Section 3.03(a)), at a price per share of Company Common Stock (including the associated Company Right) of $42.00 (such amount, or any greater amount per share paid pursuant to the Offer, the "Offer Price") and (y) shares
                                                  -----------
of ESOP Convertible Preferred Stock, par value $1.00 per share, of the Company (the "Company Preferred Stock" and, together with the Company Common Stock, the
      -----------------------
"Company Capital Stock") at a price per share of Company Preferred Stock equal
 ---------------------
to the Offer Price, in each case, net to the seller in cash, on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the "Merger") of Sub into the Company, or (at
                                       ------
the election of Parent) the Company into Sub, on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned by Parent, Sub or the Company, including each share of Company Common Stock issued upon the automatic conversion of shares of Company Preferred Stock immediately prior to the Merger, shall be converted into the right to receive the Offer Price in cash; and

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.


          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                           The Offer and the Merger
                           ------------------------

          SECTION 1.01.  The Offer.  (a)  Subject to the conditions of this
                         ---------
Agreement, as promptly as practicable but in no event later than five business days after the date of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). The obligation of Sub to,
                                             ---
and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Company Capital Stock tendered pursuant to the Offer are subject to the conditions set forth in Exhibit A (any of which may be waived by Sub, in its sole discretion, provided that, without the consent of the Company,
                             --------
Sub may not waive the Minimum Tender Condition (as defined in Exhibit A)) and to the other conditions in this Agreement. The initial expiration date of the Offer shall be January 5, 2000. Sub expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Sub shall not (i) reduce the number of shares of Company Capital Stock subject to the Offer, (ii) reduce the price per share of Company Common Stock to be paid pursuant to the Offer, (iii) reduce the price per share of Company Preferred Stock to be paid pursuant to the Offer, (iv) modify or add to the conditions set forth in Exhibit A, (v) extend the Offer, (vi) change the form of consideration payable in the Offer or (vii) otherwise amend the Offer in any manner materially adverse to holders of Company Capital Stock. Notwithstanding the foregoing, Sub may, without the consent of the Company, (i) extend the Offer, if, at the scheduled expiration date of the Offer, any of the conditions to Sub's obligation to purchase shares of Company Capital Stock are not satisfied, until such time as such conditions are satisfied or waived, (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (iii) extend the Offer for any reason for a period (a "Parent Extension Period") of not more than 10
                            -----------------------
business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of this sentence or that results from an extension of the Offer requested by the Company pursuant to the next sentence;

provided, however, that if Sub extends the Offer pursuant to clause (iii) of
--------  -------
this sentence, it shall waive during any such Parent Extension Period all conditions of the Offer set forth in Exhibit A other than (x) the Minimum Tender Condition and (y) the condition in paragraph (b) of Exhibit A solely to the extent Parent and Sub would violate any Applicable Law (as defined in Section 3.05(a)) or Judgment (as defined in

Section 3.05(a)) in purchasing shares of Company Common Stock pursuant to the Offer. If any of the conditions of the Offer set forth in Exhibit A (other than the Minimum Tender Condition) is not satisfied or waived on any scheduled expiration date of the Offer, then, if requested by the Company, Sub shall extend the Offer one or more times (the period of each such extension to be determined by Sub) for up to 30 days in the aggregate for all such extensions, provided that at the time of such extension any such condition is reasonably capable of being satisfied. On the terms and subject to the conditions of the Offer and this Agreement, Sub shall, and Parent shall cause Sub to, pay for all shares of Company Capital Stock validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer.

          (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Each of Parent, Sub
                                        ---------------
and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case, as and to the extent required by applicable Federal securities laws. Parent and Sub shall provide the Company and its counsel with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

          SECTION 1.02.  Company Actions.  (a)  The Company hereby approves of
                         -----------------
and consents to the Offer and the Merger and the other transactions contemplated by this Agreement.

          (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendations described in
                   --------------
Section 3.04(b) and shall mail the

Schedule 14D-9 to the holders of Company Capital Stock. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the
Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case, as and to the extent required by applicable Federal securities laws. The Company shall provide Parent and its counsel with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

          (c) In connection with the Offer, the Company shall cause its transfer agent to promptly furnish Sub with mailing labels containing the names and addresses of the record holders of Company Capital Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Capital Stock, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of Applicable Law, and, except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement, Parent and Sub shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession.

          SECTION 1.03.  The Merger.  On the terms and subject to the conditions
                         -----------
set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at
                      ----
the Effective Time (as defined in Section 1.05). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). Notwithstanding the
                                   ---------------------
foregoing, Parent may elect, at any time prior to the

Merger, instead of merging Sub with and into the Company as provided above, to merge the Company with and into Sub; provided, however, that the Company shall
                                     --------  -------
not be deemed to have breached any of its representations, warranties or covenants set forth in this Agreement solely by reason of such election. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing. At the election of Parent, any direct or indirect subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

          SECTION 1.04.  Closing.  The closing (the "Closing") of the Merger
                         --------                    -------
shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Applicable Law, waiver by all parties) of the conditions set forth in Section 7.01, or as soon as practicable after all the conditions set forth in Section 7.01 have been satisfied (or, to the extent permitted by Applicable Law, waived by the parties entitled to the benefits thereof), or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".
                                      ------------

          SECTION 1.05.  Effective Time.  Prior to the Closing, Parent shall
                         ---------------
prepare, and on the Closing Date or as soon as practicable thereafter, Parent shall file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the "Certificate of
                                                                 --------------
Merger") executed in accordance with the relevant provisions of the DGCL, and
------
shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").
                             --------------

          SECTION 1.06.  Effects.  The Merger shall have the effects set forth
                         --------
in Section 259 of the DGCL.

          SECTION 1.07.  Certificate of Incorporation and By-laws.  (a)  The
                         -----------------------------------------
Certificate of Incorporation of the Company shall be amended at the Effective Time to:

(i) delete Articles Tenth and Eleventh thereof; and (ii) amend paragraph (a) of Article Fifth thereof to delete all but the first sentence thereof, and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by Applicable Law.

          (b) The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by Applicable Law;

provided, however, that the By-laws of the Surviving Corporation shall include
--------  -------
the provisions of Article XI of the Company By-laws (as defined in Section 3.01) as of the date of this Agreement (only to the extent such provisions are applicable to events occurring prior to the Effective Time) for a period of at least six years following the Effective Time.

          SECTION 1.08.  Directors.  The directors of Sub immediately prior to
                         ----------
the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.09.  Officers.  The officers of the Company immediately
                         ---------
prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.


                                  ARTICLE II

                      Effect on the Capital Stock of the
                      ----------------------------------
              Constituent Corporations; Exchange of Certificates
              --------------------------------------------------

          SECTION 2.01.  Effect on Capital Stock.  At the Effective Time, by
                         ------------------------
virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock or any shares of capital stock of Sub:

          (a)  Capital Stock of Sub.  Each issued and outstanding share of
               ---------------------
capital stock of Sub shall be converted into and become a number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation (the "Surviving Corporation Common
                            ----------------------------

Stock") equal to (i) the number of shares of Company Common Stock (including
-----
each share of Company Common Stock issued upon the automatic conversion of shares of Company Preferred Stock immediately prior to the Effective Time as provided in paragraph (B) of Section 8 of the Company Preferred Certificate of Designation (as defined in Section 2.01(c)) outstanding immediately prior to the Effective Time divided by (ii) 1000; provided, however, that to the extent the
                                     --------  -------
aggregate number of shares of Surviving Corporation Common Stock into which the capital stock of Sub is to be converted pursuant to this Section 2.01(a) is not a whole number, such number shall be rounded up to the next higher whole number.

          (b)  Cancelation of Treasury Stock, Parent-Owned Stock and Sub-Owned
               ---------------------------------------------------------------
Stock.  Each share of Company Capital Stock that is owned by the Company, Parent
------
or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no Parent capital stock or other consideration shall be delivered or deliverable in exchange therefor. Each share of Company Capital Stock that is owned by any Company Subsidiary (as defined in Section 3.01) or Parent (other than Sub) shall automatically be converted into one fully paid and nonassessable share of Surviving Corporation Common Stock.

          (c)  Conversion of Company Capital Stock.  Subject to Section 2.01(b),
               ------------------------------------
each issued share of Company Common Stock (including each share of Company Common Stock issued upon the automatic conversion of shares of Company Preferred Stock immediately prior to the Effective Time as provided in paragraph (B) of
Section 8 of the Certificate of Designation of the terms of the Company Preferred Stock (the "Company Preferred Certificate of Designation")) shall be
                      --------------------------------------------
converted into the right to receive the Offer Price in cash. The cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to, collectively as "Merger Consideration". As of the
                                         --------------------
Effective Time, all shares of Company Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

          (d)  Appraisal Rights.  Notwithstanding anything in this Agreement to
               -----------------
the contrary, shares (the "Appraisal
                           ---------

Shares") of Company Common Stock that are outstanding immediately prior to the
------
Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not
                                                         -----------
be converted into Merger Consideration as provided in Section 2.01(c), but, rather, each holder of Appraisal Shares shall be entitled to payment of the fair market value of such Appraisal Shares in accordance with Section 262; provided,
                                                                      --------
however, that, if any such holder shall fail to perfect or otherwise shall
-------
waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall provide prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Capital Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          SECTION 2.02.  Exchange of Certificates. (a)  Paying Agent.  Prior to
                         --------------------------      -------------
the Effective Time, Parent shall select a bank or trust company to act as paying agent (the "Paying Agent") for the payment of Merger Consideration upon
            ------------
surrender of certificates representing Company Common Stock. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent, immediately following the Effective Time, all the cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash, the "Exchange Fund").
                                                             -------------

          (b)  Exchange Procedure.  As soon as reasonably practicable after the
               -------------------
Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the
                                  ------------
Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to
Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed, at any time after the Effective Time, to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to
Section 2.01. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate. If a mutilated Certificate is surrendered to the Paying Agent or if the holder of a Certificate submits an affidavit to the Paying Agent stating that the Certificate has been lost, destroyed or wrongfully taken, such holder shall furnish an indemnity bond sufficient in the judgment of Parent to protect Parent, the Surviving Corporation and the Paying Agent from any loss that any of them may suffer.

          (c)  No Further Ownership Rights in Company Capital Stock.  The Merger
               -----------------------------------------------------
Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to shares of Company Capital Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Capital Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time, and, after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time.
If, after the Effective Time, any Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (d)  Termination of Exchange Fund.  Any portion of the Exchange Fund
               -----------------------------
that remains undistributed to the holders of Company Capital Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Capital Stock who has not theretofore complied with this
Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration.

          (e)  No Liability.  None of Parent, Sub, the Company or the Paying
               -------------
Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law. If any Certificate has not been surrendered prior to the date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05(b)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f)  Investment of Exchange Fund.  The Paying Agent shall invest any
               ----------------------------
cash included in the Exchange Fund, as directed by Parent, on a daily basis. If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of Company Capital Stock shall be entitled under this
Article II, Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Exchange Fund shall not be used except as provided in this Agreement. Any interest and other income resulting from such investments shall be paid to Parent.

          (g) Withholding Rights.  Parent or the Surviving Corporation shall be
              -------------------
entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Capital Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.11(b)), or under any provision of state, local or foreign tax law.

                                  ARTICLE III

                 Representations and Warranties of the Company
                 ---------------------------------------------

          The Company represents and warrants to Parent and Sub that, except as set forth in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or in the letter,
                             ---------------------------
dated the date of this Agreement, from the Company to Parent and Sub (the "Company Disclosure Letter"):
--------------------------

          SECTION 3.01.  Organization, Standing and Power.  Each of the Company
                         ---------------------------------
and each of its subsidiaries (the "Company Subsidiaries") is duly organized,
                                   --------------------
validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure
(i) to be duly organized, validly existing and in good standing, in each case, other than any such failure in respect of the Company or the Partnership (as defined in Section 6.12(b)), or (ii) to have such power or authority or to possess such franchises, licenses, permits, authorizations and approvals, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company (a "Company Material
                                                              ----------------
Adverse Effect") or a material adverse effect on the ability of the Company to
--------------
consummate the transactions contemplated by this Agreement. The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary other than such failures to qualify that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the certificates of incorporation of the Company, as amended to the date of this Agreement (the "Company Charter"), and the By-laws of the Company, as amended to the date of
----------------
this Agreement (the "Company By-laws"), and the comparable charter and
                     ---------------
organizational documents of each Company Subsidiary, in each case, as amended through the date of this Agreement.

          SECTION 3.02.  Company Subsidiaries; Equity Interests.  (a) The
                         ---------------------------------------
Company Disclosure Letter lists each

Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Letter, are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except such as, individually or in
                                  -----
the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (provided that the representation in this sentence with respect
                --------
to significant subsidiaries of the Company (within the meaning of Regulation S-X of the SEC, the "Significant Subsidiaries") is not qualified by reference to
                 ------------------------
such Company Material Adverse Effect).

          (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          SECTION 3.03.  Capital Structure.  (a) The authorized capital stock of
                         ------------------
the Company consists of 200,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Company
                                                                      -------
Authorized Preferred Stock" and, together with the Company Common Stock, the
--------------------------
"Company Stock").  At the close of business on November 17, 1999,  (i)
--------------
18,351,054 shares of Company Common Stock were issued and outstanding, (ii) 1,097,719 shares of Company Authorized Preferred Stock were issued and outstanding, consisting entirely of shares of Company Preferred Stock, (iii) 2,837,558 shares of Company Common Stock were held by the Company in its treasury, (iv) 1,097,719 shares of Company Common Stock were reserved for issuance upon conversion of outstanding shares of Company Preferred Stock, 1,671,436 shares of Company Common Stock were reserved for issuance pursuant to exercise of outstanding Company Employee Stock Options (as defined in Section 6.04(d)) and 550,564 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 6.04(d)), and (v) 185,000 shares of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), of the Company were
                            ----------------------
reserved for issuance in connection with the rights (the "Company Rights")
                                                          --------------
issued pursuant to the Rights Agreement dated as of August 26,

1999, between the Company and First Chicago Trust Company of New York, as Rights Agent (as amended from time to time, the "Company Rights Agreement"). Except as
                                          ------------------------
set forth above at the close of business on November 17, 1999, no shares of Company Capital Stock or other equity securities or voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding Company SARs (as defined in Section 6.04) that were not granted in tandem with a related Company Employee Company Stock Option. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Stock may vote ("Voting Company Debt"). Except as
                                             -------------------
set forth above, except pursuant to the ESOP (as defined in Section 3.03(c)), a true and complete copy of which has been previously provided to Parent, and except for the transactions contemplated by this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts (as defined in Section 3.05(a)), arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. As of the date of this Agreement, except as set forth in the Partnership Agreement (as defined in Section 6.12(a)), there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. The Company has delivered to Parent a complete and correct copy of the Company Rights Agreement.

          (b) The "Liquidation Price" (as defined in the Company Preferred Certificate of Designation) is $11.8125 per share of Company Preferred Stock. The annual dividend payable on each share of Company Preferred Stock is $1.065, and the Company has paid all dividends on the Company Preferred Stock that have become payable as provided in the Company Preferred Certificate of Designation. Each share of Company Preferred Stock currently is convertible into one share of Company Common Stock as provided in the Company Preferred Certificate of Designation. In accordance with paragraph (B) of Section 8 of the Company Preferred Certificate of Designation, as a result of the transactions contemplated by Sections 1.07 and 2.01 each issued share of Company Preferred Stock will be automatically converted into one share of Company Common Stock immediately prior to the Effective Time, and, at the Effective Time, there will not be any shares of Company Preferred Stock issued or outstanding. The Company has not taken any action to redeem, or that gives any holder the right to redeem, any shares of Company Preferred Stock other than as required by paragraph (C) of Section 8 of the Company Preferred Certificate of Designation by reason of the Company entering into this Agreement. The Company has not taken any action that would require any adjustment or other action under Section 9 of the Company Preferred Certificate of Designation.

          (c) As of the date hereof, the number of outstanding shares of Company Preferred Stock held by the trustee (the "Trustee") under the employee
                                                  -------
stock ownership plan portion of the Company's Investment Plan (the "ESOP") is
                                                                    ----
1,097,719, of which 487,436 shares are allocated to participants and beneficiaries under the Company's Investment Plan and 610,283 shares are unallocated. As of the date hereof, the outstanding and unpaid principal amount of the note evidencing the agreement to repay the loan (the "ESOP Loan") from
                                                             ---------
the Company to the Trustee, dated September 21, 1990, pursuant to which the Trustee on behalf of the ESOP purchased on such date 634,921 shares of Company Preferred Stock (equivalent after giving effect to a subsequent stock split to 1,269,842 shares of Company Preferred Stock), is $8,364,238.

          SECTION 3.04.  Authority; Execution and Delivery; Enforceability.  (a)
                         --------------------------------------------------
The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval (as defined in Section 3.04(c)) if required under the DGCL and, in the case of the Option (as defined in Section 6.13(a)), any stockholder approval that may be required pursuant to the rules of The Nasdaq Stock Market, Inc. The Company has duly executed and delivered this Agreement, and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and Sub, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

          (b)  The Board of Directors of the Company (the "Company Board"), at a
                                                           -------------
meeting duly called and held prior to the date of this Agreement, duly and unanimously adopted resolutions (i) approving this Agreement, the Offer and the Merger, (ii) determining that the transactions contemplated by this Agreement, including each of the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the Company's stockholders accept the Offer and tender their shares pursuant to the Offer, (iv) recommending that the Company's stockholders adopt this Agreement, to the extent required by Applicable Law, and (v) declaring that this Agreement is advisable. In addition, the Company Board has taken action sufficient to render Section 203 of the DGCL and Article Tenth of the Company Charter inapplicable (A) to Parent and Sub solely by reason of their entering into this Agreement or consummating the Offer or the Merger or the grant or exercise of the Option and (B) to the Offer, the Merger and the other transactions contemplated by this Agreement, assuming the accuracy of Parent's representation in Section 4.07. To the Company's Knowledge, as of the date of this Agreement no other state takeover statute or similar state statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Offer, the Merger or the grant or exercise of the Option.

          (c) If a vote on the Merger by the Company's stockholder is required under the DGCL, the only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Company Common Stock and outstanding Company Preferred Stock, voting together as a single class (the "Company Stockholder Approval"). The affirmative vote of the holders of Company
 ----------------------------
Capital Stock, or any of them, is not necessary to consummate the Offer or any transaction contemplated by this Agreement other than the Merger, except that the exercise of the Option may require Company stockholder approval pursuant to the rules of The Nasdaq Stock Market, Inc.

          SECTION 3.05.  No Conflicts; Consents.  (a)  None of the execution and
                         -----------------------
delivery by the Company of this Agreement and the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement and compliance with the terms hereof will, (i) conflict with the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Significant Subsidiary or (ii) conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (A) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the
                                                      --------
Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (B) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or
                                                                --------
statute, law (including common law), ordinance, rule or regulation ("Applicable
                                                                     ----------
Law") applicable to the Company or any Company Subsidiary or their respective
---
properties or assets, other than, in the case of clauses (A) and (B) of this sentence, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

          (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any
---------
Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is
                                                      -------------------
required to be obtained or made by or with respect to the Company or any Company

Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the
                                                            -------
filing with the SEC of (A) the Schedule 14D-9, (B) a proxy or information statement relating to the adoption of this Agreement by the Company's stockholders if required under the DGCL (the "Proxy Statement"), (C) any
                                              ---------------
information statement (the "Information Statement") required under Rule 14f-1 in
                            ---------------------
connection with the Offer and (D) such reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be
                                                  ------------
required in connection with this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) Consents the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, (v) such filings as may be required in connection with the Transfer Taxes (as defined in Section 6.09) described in Section 6.09 and (vi) any items required solely by reason of the participation of Parent (as opposed to any third party) in the transactions contemplated by this Agreement.

          (c) Assuming the accuracy of Parent's representation in Section 4.07, the Company and the Company Board have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (A) neither Parent nor any of its affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement, the Offer, the Merger or any other transaction contemplated by this Agreement), (B) a "Distribution Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement, the Offer, the Merger or any other transaction contemplated by this Agreement and (C) the Company Rights shall expire immediately prior to the Effective Time.

          SECTION 3.06.  SEC Documents; Financial Statements.  The Company has
                         ------------------------------------
filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 1998 (the "Company SEC
                                                                 -----------
Documents").  As of its respective date, each Company SEC Document complied in
---------
all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be,
                                         --------------
and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated balance sheets as of January 2, 1999, January 3, 1998, and December 28, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended January 2, 1999 (including the related notes and schedules thereto) of the Company contained in the Forms 10-K for the fiscal years ended January 2, 1999, January 3, 1998, and December 28, 1997 included in the Company SEC Documents present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis
                                           ----
during the periods involved except as otherwise noted therein, including the related notes. The consolidated balance sheets and the related statements of income and cash flows (including in each case the related notes thereto) of the Company contained in the Forms 10-Q that are Company SEC Documents have been prepared in accordance with the requirements for interim financial statements contained in Regulation S-X, which do not require all the information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. The Forms 10-Q that are Company SEC Documents reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company for all periods presented. None of the Company Subsidiaries is, or has at any time since January 1, 1998 been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

          SECTION 3.07.  Information Supplied.  None of the information supplied
                         ---------------------
or to be supplied by the Company for inclusion or incorporation by reference in
(i) the Offer Documents, the Schedule 14D-9 or the Information Statement, will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 6.01(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Proxy Statement and the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub in writing for inclusion or incorporation by reference therein.

          SECTION 3.08.  Absence of Certain Changes or Events.  From the date of
                         -------------------------------------
the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has, as a general matter, conducted its business only in the ordinary course (other than any changes that resulted from the MacMillan Bloedel Transaction (as defined in Section 6.12(a)), and during such period there has not been:

          (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement;

          (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock (other than regular annual quarterly cash dividends not in excess of $0.055 per share of Company

     Common Stock with usual record and payment dates and in accordance with the Company's present dividend policy and other than regular cash dividends not in excess of $1.065 per share of Company Preferred Stock payable on outstanding Company Preferred Stock in accordance with the current terms thereof);

          (iii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

          (iv) (A) any granting by the Company or any Company Subsidiary to any director or executive officer of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any granting by the Company or any Company Subsidiary to any such director or executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents and except for any increase in severance or termination pay resulting solely from increases in compensation made in the ordinary course, or (C) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director or executive officer;

          (v) any change in financial accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP; or

          (vi) any material elections with respect to Taxes (as defined in Section 3.09(f)) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund, except, in each case, in the ordinary course consistent with past practice or as required to comply with changes in Applicable Law occurring prior to the date of this Agreement.

          SECTION 3.09.  Taxes.  (a)  Each of the Company and each Company
                         ------
Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns (as defined in Section 3.09(f)) required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any failure to be true, complete or accurate in any filed Tax Returns would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all current Taxes payable by the Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all taxable periods and portions thereof through the date of such financial statements, except to the extent that any failures have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (c) The Federal income Tax Returns of the Company and each corporation that is a Company Subsidiary consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service for all years through 1991. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

          (d) As of the date of this Agreement, neither the Company nor any Company Subsidiary is bound by any sharing, allocation or indemnification agreement with respect to Taxes that is material to the business, financial condition or ongoing, longer-term profitability (but not prospects) of the Company and the Company Subsidiaries, taken as a whole.

          (e) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (f)  For purposes of this Agreement:

          "Taxes" includes all forms of taxation, whenever created or imposed,
           -----
and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts.

          "Tax Return" means all Federal, state, local, provincial and foreign
           ----------
Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return required to be filed with any taxing authority with respect to Taxes.

          SECTION 3.10.  Absence of Changes in Benefit Plans.  There has not
                         ------------------------------------
been any adoption or amendment in any material respect by the Company or any Company Subsidiary of the Company Benefit Plans described in the Company's Associate Benefits Summary referred to in Section 3.11(a) or in the Filed Company SEC Documents. For purposes of this Agreement, the term "Company
                                                                  -------
Benefit Plans" means, collectively, any bonus, pension, profit sharing, deferred
-------------
compensation, incentive compensation, stock ownership, stock purchase, stock option, "phantom" stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, agreement or arrangement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary. As of the date of this Agreement, there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former executive officer or director of the Company or any Company

Subsidiary, nor are there any such agreements with any other current or former employee of the Company or any Company Subsidiary who is or was employed in the United States or Canada, other than (i) agreements that do not require the payment of more than $100,000 per year, and (ii) letter agreements setting forth the terms and conditions of employment in connection with the hiring of such individual and not providing for any entitlement to severance pay and benefits in excess of $100,000.

          SECTION 3.11.  ERISA Compliance; Excess Parachute Payments.  (a)  The
                         --------------------------------------------
Company Disclosure Letter includes a copy of the Company's Associate Benefits Summary, which sets forth an accurate description of the principal Company Benefit Plans (other than those Company Benefit Plans that are filed with the Filed Company SEC Documents) provided to employees of the Company and the Company Subsidiaries who are employed in the United States (the "U.S.
                                                                 ----
Employees"), as in effect as of July 1, 1999 (the "U.S. Benefits").  The
---------                                          -------------
compensation and benefits provided pursuant to Company Benefit Plans for employees of the Company and the Company Subsidiaries who are not U.S. Employees are (i) with respect to expatriates, consistent with customary practice for expatriate employees, and (ii) with respect to all other such employees, designed to provide similar benefits to the U.S. Benefits, to the extent possible subject to Applicable Law, and, in each case, the aggregate cost thereof is not materially greater, on a per capita basis, than the aggregate cost of the U.S. Benefits. The Company has made available, or will hereafter make available upon request, to Parent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan.

          (b) All "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"))
                                                                     -----
that are maintained for U.S. Employees (sometimes referred to herein as "Company
                                                                         -------
Pension Plans") have been the subject of determination letters from the Internal
-------------
Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no such
                                                       ----
determination letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification. All Forms 5500 required to be filed with respect to Company Benefit Plans have been timely filed.

          (c) None of the Company, any Company Subsidiary, or any person that is considered one employer with the Company under Section 4001 of ERISA or
Section 414 of the Code, has or could reasonably be expected to have any liability under Title IV of ERISA with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) other than for payment of premiums to the Pension Benefit Guaranty Corporation with respect to the defined benefit pension plan disclosed in the Company Disclosure Letter. None of the Company Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company, any Company Subsidiary, any officer of the Company or any of its Company Subsidiary or any of the Company Benefit Plans that are subject to ERISA, including the Company Pension Plans, and to the Knowledge of the Company, any trusts created thereunder or any trustee or administrator thereof, have engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to the Tax or penalty on prohibited transactions imposed by such Section 4975 in any material amount or to any material liability under Section 502(i) or 502(1) of ERISA.

          (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, except as disclosed in the Company Disclosure Letter, (i) no such Company Benefit Plan is unfunded or funded through a "welfare benefits fund" (as defined in Section 419(e) of the Code) and (ii) each such Company Benefit Plan that is a "group health plan" (as defined in Section 5000(b)(1) of the Code), complies with the applicable requirements of Section 4980B(f) of the Code. Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any

Company Benefit Plan with respect to U.S. Employees (other than as required under Section 4980B(f) of the Code).

          (e) The Company Disclosure Letter sets forth a complete and accurate list of each individual who is a party to a change-in-control employment agreement with the Company, together with such individual's current base salary and target bonus.

          SECTION 3.12.  Labor Matters.  There are no collective bargaining or
                         ---------------
other labor union agreements to which the Company or any Company Subsidiary is a party or by which any of them is bound. As of the date of this Agreement, to the Knowledge of the Company, there is not any labor union organizing activity or any actual or threatened employee strikes, work stoppages, slowdowns or lockouts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.13.  Litigation.  There is no suit, action or proceeding
                         -----------
pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, nor as of the date of this Agreement is there any Judgment outstanding against the Company or any Company Subsidiary that would reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

          SECTION 3.14.  Compliance with Applicable Laws.  The Company and the
                         --------------------------------
Company Subsidiaries are in compliance with all Applicable Laws, including those relating to occupational health and safety, except for such instances of noncompliance that, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, the Company and the Company Subsidiaries are in compliance with all Applicable Laws, including those relating to occupational health and safety, except for such instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement. To the Knowledge of the Company neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance with any Applicable Law, except with respect to any alleged noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. This Section
3.13 does not relate to matters with respect to Taxes, which are the subject of
Section 3.09, or environmental matters, which are the subject of Section 3.18.

          SECTION 3.15.  Brokers; Schedule of Fees and Expenses.  No broker,
                         ---------------------------------------
investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by the Company, is entitled to any brokers', finders', financial advisors' or other similar fee or commission in connection with the Offer, the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent the financial details of all agreements between the Company and Goldman, Sachs & Co. relating to the Offer, the Merger and the other transactions contemplated by this Agreement.

          SECTION 3.16.  Opinion of Financial Advisor.  The Company has received
                         -----------------------------
the opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view, a signed copy of which opinion will promptly be delivered to Parent upon receipt by the Company.

          SECTION 3.17.  Year 2000 Compliance.  (a)  To the Knowledge of the
                         ---------------------
Company, the computer systems of the Company and the Company Subsidiaries are Year 2000 Compliant (as defined below), except to the extent that such failures to be Year 2000 Compliant would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All inventory of the Company and the Company Subsidiaries that is, consists of, includes or uses computer software is Year 2000 Compliant. Any failure on the part of the customers of and suppliers to the Company and the Company Subsidiaries to be Year 2000 Compliant by December 31, 1999, is not expected to have a Company Material Adverse Effect. As of the date of this Agreement, the SAP project is expected to be completed on schedule and within budget.

          (b)  The term "Year 2000 Compliant", with respect to a computer system
                         -------------------
or software program, means that such computer system or program: (i) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000; (ii) has the ability to provide date recognition for any data element without limitation for the purposes designed; (iii) has the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) has the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the year 2000;
(vi) has the ability to process correctly after January 1, 2000, data containing dates before that date; and (vii) has the ability to recognize all "leap year" dates, including February 29, 2000.

          SECTION 3.18.  Environmental Matters.  Neither the Company nor any
                         ----------------------
Company Subsidiary has (x) to the Knowledge of the Company, placed, held, located, released, transported or disposed of any Hazardous Substances (as defined below) on, under, from or at any of the Company's or any of the Company Subsidiaries' properties, other than in a manner that would not, in all such cases taken individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, or (y) any Knowledge or reason to know of the presence of any Hazardous Substances on, under or at any of the Company's or any of the Company Subsidiaries' properties, other than in a manner that would not, in all such cases taken individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. There are no claims, investigations or administrative actions pending or, to the

Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary arising from or related to the harmful effects of, or the removal or remediation of, Hazardous Substances that has had or would be reasonably expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Environmental Law" means any Applicable Law or Judgment of any
                 -----------------
Governmental Entity relating to any matter of pollution, protection of the environment, environmental regulation or control or regarding Hazardous Substances on or under any of the Company's or any of the Company Subsidiary's properties or any other properties. For purposes of this Agreement, the term "Hazardous Substance" shall mean any toxic or hazardous materials or substances,
 -------------------
including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Environmental Law.

          SECTION 3.19.  Contracts; Debt Instruments.  As of the date of this
                         ----------------------------
Agreement, there are no contracts or agreements that are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole that are required to be filed as part of the Company SEC Documents. Neither the Company nor any of the Company Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.20.  Intellectual Property.  The Company and the Company
                         ----------------------
Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the
 ----------------------------
business of the Company and the Company Subsidiaries taken as a whole, in each case, as currently conducted. No claims are pending or, to the Knowledge of the Company, threatened that the Company or any of the Company Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any Intellectual Property Right, except for such infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.


                                  ARTICLE IV

               Representations and Warranties of Parent and Sub
               ------------------------------------------------

          Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

          SECTION 4.01.  Organization, Standing and Power.  Each of Parent and
                         ---------------------------------
Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority or to possess such franchises, licenses, permits, authorizations and approvals, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Parent (a "Parent Material Adverse Effect") or a material
                             ------------------------------
adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement. Each of Parent and Sub is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties makes such qualification necessary other than such failures to qualify that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.02.  Sub Actions.  (a)  Since the date of its incorporation,
                         ------------
Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

          SECTION 4.03.  Authority; Execution and Delivery; Enforceability.  (a)
                         --------------------------------------------------
Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action as the part of Parent and Sub. Parent, as sole stockholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and, assuming the due and valid authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of each of Parent and Sub, enforceable against each of them in accordance with its terms.

          (b)  The Board of Directors of Parent (the "Parent Board"), at a
                                                      ------------
meeting duly called and held duly and unanimously adopted resolutions approving this Agreement.

          SECTION 4.04.  No Conflicts; Consents.  (a)  None of the execution and
                         -----------------------
delivery by each of Parent and Sub of this Agreement and the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement and compliance with the terms hereof will (i) conflict with the certificate of incorporation or by-laws of Parent or Sub or (ii) conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under any provision of, (A) any Contract to which Parent or Sub is a party or by which any of their respective properties or assets is bound or (B) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Applicable Law applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (A) and (B) of this sentence, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to Parent or any subsidiary of Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) compliance with and filings under the HSR Act, (ii) expiration or earlier termination of the waiting period under Part IX of the Competition Act (Canada) (the "Competition Act")
                                                           ---------------
and/or receipt of an advance ruling certificate ("ARC") pursuant to the
                                                  ---
Competition Act or, in the alternative of an ARC, a no-action letter from the Commissioner of Competition, (iii) the filing with the SEC of (A) the Offer Documents and (B) such reports under Sections 13 and 16 of the Exchange Act, as may be required in connection with this Agreement, the Offer, the Merger and the other transactions contemplated by this Agreement, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (v) Consents the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (vi) such filings as may be required in connection with the Transfer Taxes described in Section 6.09 and (vii) such other items (A) required solely by reason of the participation of the Company (as opposed to any third party) in the transactions contemplated by this Agreement or (B) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.05.  Information Supplied.  None of the information supplied
                         ---------------------
or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement, will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer

Documents will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

          SECTION 4.06.  Financing.  Parent and Sub collectively will have at
                         ----------
the expiration date of the Offer and at the Effective Time, and Parent will make available to Sub, sufficient funds to enable Sub to pay for all outstanding Company Capital Stock purchased pursuant to the Offer or converted into cash pursuant to the Merger, to perform Parent and Sub's obligations under this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.

          SECTION 4.07.  Stock Ownership; Interested Stockholders.  As of the
                         -----------------------------------------
date hereof, neither Parent nor Sub beneficially owns any Company Capital Stock and neither Parent nor Sub is an "interested stockholder" of the Company, as such term is defined in Section 203(c)(5) of the DGCL.

          SECTION 4.08.  Brokers.  No broker, investment banker, financial
                         --------
advisor or other person, other than Morgan Stanley & Co. Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any brokers', finders', financial advisors' or other similar fee or commission in connection with the Offer, the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent.

                                   ARTICLE V

                   Covenants Relating to Conduct of Business
                   -----------------------------------------

          SECTION 5.01.  Conduct of Business.  (a)  Conduct of Business by the
                         --------------------       --------------------------
Company.  Except for matters set forth in the Company Disclosure Letter or
--------
otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time or earlier termination of this Agreement, the Company shall, and shall cause each Company Subsidiary to, conduct its business in the usual and ordinary course consistent with past practice, except as required to comply with changes in Applicable Law occurring after the date hereof, and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization and keep available the services of its current officers and employees to maintain its goodwill and ongoing business. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter or otherwise contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than (1) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (2) regular quarterly cash dividends with respect to the Company Common Stock, not in excess of $0.055 per share, with usual declaration, record and payment dates and in accordance with the Company's past dividend policy, (3) regular annual cash dividends, not in excess of $1.065 per share, payable on outstanding Company Preferred Stock in accordance with the current terms thereof and (4) any dividend or distribution permitted by the terms of the Partnership Agreement (as defined in Section 6.12(a)) or previously approved by the Board of Directors of the Partnership, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) except for the redemption of Company Preferred Stock as required by paragraph (C) of Section 8 of the Company Preferred Certificate of Designation by reason of this Agreement or pursuant to a request by Parent under Section 6.14, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Company Common Stock (and associated Company Rights) upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (2) the issuance of up to an additional 2,500 Company Employee Stock Options, each of which shall have an exercise price not less than the fair market value of Company Common Stock on the date of grant, pursuant to the Company Stock Plans in accordance with their present terms and the issuance of Company Common Stock (and associated Company Rights) upon the exercise of such Company Employee Stock Options and (3) the issuance of Junior Preferred Stock upon the exercise of Company Rights;

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) except in the ordinary course consistent with past practice, acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business or any corporation, partnership, joint venture, association or other business organization or division thereof or
     (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

          (v) (A) grant to any officer or director of the Company or any Company Subsidiary any increase in compensation, except in the ordinary course consistent with prior practice or to the extent required under employment agreements in effect as of the date hereof, (B) grant to any employee, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date hereof, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any officer or director of the Company or any Company Subsidiary, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan, except as may be required by Applicable Law in effect as of the date hereof, (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course consistent with prior practice, under any collective bargaining agreement or Company Benefit Plan or (F) enter into any agreement described in clause (C) hereof with (1) any other employee of the Company or any Company Subsidiary employed in the United States or Canada or (2) any such employee employed outside the United States and Canada except for agreements required by Applicable Law in the relevant jurisdiction; provided, however, that the Company shall be
                            --------  -------
     permitted to adopt the amendment to its Severance Pay Plan set forth in the Company Disclosure Letter;

          (vi) make any change in financial accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or by operation of Applicable Law;

          (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets, except sales of inventory and excess or obsolete assets or real property in the ordinary course consistent with past practice;

          (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company or to or in the Partnership;

          (ix) make or agree to make any new capital expenditure or expenditures (other than expenditures in the existing capital expenditure budget, a copy of which is attached to the Company Disclosure Letter) that, individually, is in excess of $5,000,000 or, in the aggregate, are in excess of $9,000,000;

          (x) make any material Tax election, except in the ordinary course consistent with past practice or as required to comply with changes in Applicable Law occurring after the date of this Agreement, or settle or compromise any material Tax liability or refund;

          (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course consistent with past practice or in accordance with their terms or the terms of this Agreement, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party, except, in the case of this clause (C), to the extent necessary to comply with the fiduciary obligations of the Company Board, as determined in good faith by it after consultation with outside counsel;

          (xii)  exercise any rights (the "Buy Rights") it may have under
                                           ----------
     Section 15.2 of the Partnership Agreement to exercise the "buy procedure", as set out in Section 15.3 of the Partnership Agreement, as a result of the MacMillan Bloedel Transaction; or

        (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b)  Other Actions.  The Company and Parent shall not, and shall not
               --------------
permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified by reference to a material adverse effect becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.02, any condition to the Merger set forth in Article VII not being satisfied.

          SECTION 5.02.  No Solicitation.  (a)  The Company shall not, nor shall
                         ----------------
it permit any Company Subsidiary to, nor shall it authorize any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or Company Subsidiary to, (i) solicit, initiate or knowingly encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that at any time during the period
                           --------  -------
following the execution of the Agreement and prior to the consummation of the Offer (the "Company Applicable Period"), if the Company receives a proposal or
            -------------------------
offer that was not solicited by the Company and that did not otherwise result from a breach of this Section 5.02(a) and that the Company Board determines in good faith (based on consultation with its outside counsel and a financial advisor of nationally recognized reputation) could result in a third party making a Superior Company Proposal (as defined in Section 5.02(e)), and subject to compliance with Section 5.02(c), the Company may, to the extent necessary to comply with the fiduciary obligations of the Company Board, as determined in good faith by it after consultation with outside counsel, (A) furnish information with respect to the Company to the person making such proposal or offer pursuant to a customary confidentiality agreement, as determined by the Company after consultation with its outside counsel, and

(B) participate in discussions or negotiations with such person regarding such proposal or offer. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any Company Subsidiary or any affiliate, director or investment banker, attorney or other advisor or representative of the Company or any of the Company Subsidiaries, shall be deemed to be a breach of this Section 5.02(a) by the Company. The Company shall, and shall cause its officers and directors and any investment banker, attorney or other advisor or representative of the Company or any Company Subsidiary, to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Company Takeover Proposal.

          (b) Except as expressly permitted by this Section 5.02, neither the Company Board nor any committee thereof shall approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or approve or recommend, or propose to approve or recommend, any Company Takeover Proposal. The Company may terminate this Agreement pursuant to Section 8.01(f) only if (i) the Company Board has received a Superior Company Proposal, (ii) in light of such Superior Company Proposal the Company Board has determined in good faith, after consultation with outside counsel, that it is necessary for the Company Board to withdraw or modify its approval or recommendation of this Agreement, the Offer or the Merger in order to comply with its fiduciary obligations, (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above, (iv) at least three business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company Proposal and the Company Board has again made the determinations referred to in clause (ii) above (although no additional time period shall be required following such determinations), (v) the Company is in compliance with this Section 5.02, (vi) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal,
(vii) such definitive agreement contains the guarantee required by Section 6.12(b) and (viii) Parent is not at such time entitled to terminate this Agreement pursuant to

Section 8.01(c) solely as a result of a knowing and deliberate breach by the Company of a representation or warranty in this Agreement or a material breach by the Company of a covenant in this Agreement.

          (c) The Company promptly shall advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status of any such Company Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal; provided, however, that the Company shall not be
                           --------  -------
required to provide any nonpublic information specified in clause (ii) regarding the business or financial condition or prospects of such third party if (A) the Company is prohibited from disclosing such information pursuant to a legally binding confidentiality agreement and (B) such Company Takeover Proposal provides for consideration consisting solely of cash.

          (d) Neither the Company nor the Company Board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation of the Company Board of this Agreement, the Offer or the Merger, or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal, unless a withdrawal or modification of such approval or recommendation is, in the good faith judgment of the Company Board after consultation with its outside counsel, necessary to comply with its fiduciary obligations. Nothing contained in this
Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, based on the opinion of outside counsel, failure so to disclose would be inconsistent with its obligations under Applicable Law.

          (e)  For purposes of this Agreement:

          "Company Takeover Proposal" means any inquiry, proposal or offer for a
           -------------------------
     merger, consolidation, dissolution, liquidation, recapitalization or other business combination involving the Company or Company Subsidiary, any proposal or offer for the issuance by the Company of over 15% of its equity securities as consideration for the assets or securities of any person or any proposal or offer to acquire in any manner, directly or indirectly, over 15% of the equity securities of consolidated total assets of the Company, in each case, other than the transactions contemplated by this Agreement.

          "Superior Company Proposal" means any proposal made by a third party
           -------------------------
     to acquire all or substantially all of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of its assets or otherwise, which a majority of the disinterested directors of the Company determines in its good faith judgment (i) to be on terms superior in value from a financial point of view to the holders of Company Capital Stock than the transactions contemplated by this Agreement (based on consultation with the Company's independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the transactions contemplated by this Agreement) and (ii) reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.


                                  ARTICLE VI

                             Additional Agreements
                             ---------------------

          SECTION 6.01.  Preparation of Proxy Statement; Stockholders Meetings.
                         ------------------------------------------------------
(a) If the approval of this Agreement by the Company's stockholders is required by Applicable Law, the Company shall, at Parent's request, as soon as practicable following the expiration of the Offer, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company shall use its reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information, and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval, there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

          (b) If the approval of this Agreement by the Company's stockholders is required by Applicable Law, the Company shall, as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the
                                         ----------------------------
purpose of seeking the Company Stockholder Approval. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, except to the extent that the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement, the Offer or the Merger as permitted by Section 5.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding the foregoing, if Parent, Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each outstanding class of capital stock of the Company entitled to vote on the Merger, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 253 of the DGCL.

          (c) Parent shall cause all shares of Company Capital Stock purchased pursuant to the Offer and all other shares of Company Capital Stock owned by Parent, Sub or any other subsidiary of Parent to be voted in favor of the approval of this Agreement.

          SECTION 6.02.  Access to Information; Confidentiality.  (a)  The
                         ---------------------------------------
Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and to its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all of their properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, promptly furnish to Parent (i) a copy of each report, schedule, registration statement and other document filed by the Company or any of the Company Subsidiaries during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request, subject to legally binding confidentiality restrictions with third parties in effect as of the date of this Agreement. Without limiting the generality of the foregoing, in the event the Company receives a Company Takeover Proposal, the Company shall, within two business days of request therefor, provide to Parent the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Company Capital Stock would be entitled under Section 220 of the DGCL (assuming such holder met the requirements of such section). All information exchanged pursuant to this Section 6.02 shall be subject to the Confidentiality Agreement, dated November 16, 1999, between the Company and Parent (the "Confidentiality Agreement").
 -------------------------

          (b) The Company and Parent shall cooperate in determining whether the Company or any Company Subsidiary is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the five year period ending at the Effective Time.

          SECTION 6.03.  Reasonable Efforts; Notification.  (a)  Upon the terms
                         ---------------------------------
and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, and Consents from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary Consents from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall, if any state takeover statute or similar statute or regulation is or becomes applicable to any transaction contemplated by this Agreement, take all action necessary to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding the foregoing, (x) the Company shall not be prohibited under this Section 6.03(a) from taking any action permitted by Section 5.02(b) and (y) nothing in this Agreement shall be deemed to require any party to take any action that would result in any of the consequences referred to in paragraph (a) of Exhibit A.

          (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to a material adverse effect becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the
           --------  -------
representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          SECTION 6.04.  Company Employee Stock Options.  (a)  As soon as
                         -------------------------------
practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required, subject to any required consent of the holders, to adjust the terms of all outstanding Company Employee Stock Options and all outstanding Company SARs heretofore granted under any Company Stock Plan to provide that each Company Employee Stock Option (and any Company SAR related thereto) outstanding immediately prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer shall be canceled in exchange for a cash payment by the Company at that time of an amount equal to (i) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Company Common Stock subject to such Company Employee Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Employee Stock Option shall not theretofore have been exercised. All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of Taxes and shall be paid without interest.

          (b) The Company shall use its reasonable best efforts to obtain all consents of the holders of the Company Employee Stock Options as shall be necessary to effectuate the foregoing and to ensure that following the Effective Time no holder of a Company Employee Stock Option or Company SAR or any participant in any Company Stock Plan or other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of a Company Employee Stock Option until all necessary consents in respect of such Company Employee Stock Option are obtained.

          (c) The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other Benefit

Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time.

          (d)  In this Agreement:

          "Company Employee Stock Option" means any option to purchase Company
           -----------------------------
     Common Stock granted under any Company Stock Plan.

          "Company SAR" means any stock appreciation right linked to the price
           -----------
     of Company Common Stock and granted under any Company Stock Plan.

          "Company Stock Plans" means the Company's Key Employees' 1992 Stock
           -------------------
     Option Plan, Key Employees' 1993 Stock Option Plan, Amended and Restated Restricted Stock Plan for Non-Employee Directors, Key Employees' 1982 Incentive Stock Option Plan, as amended, 1985 Incentive Stock Option Plan, as amended, 1998 Stock Option Plan, as amended, Non-Employee Directors 1997 Stock Plan and 1996 Stock Option Plan.

          SECTION 6.05.  Existing Agreements, Plans and Policies.  (a)  From and
                         ----------------------------------------
after the Effective Time, Parent shall, and shall cause the Surviving Corporation to honor in accordance with their respective terms (as in effect on the date of this Agreement), all the Company's employment, severance and termination agreements, plans and policies disclosed in the Company Disclosure Letter.

          (b) If prior to the Effective Time Parent agrees to grant options to acquire Parent Common Stock to any officer or director of the Company prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall if necessary adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition by any officer or director of the Company who may become a covered person of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of options to acquire Parent Common
                             ----------
Stock pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

          (c) For a period of not less than one year following the Effective Time, Parent shall provide, or shall cause to be provided, to current employees of the Company and the Company Subsidiaries (the "Company Employees"), taken as a whole, employee benefits that
                   -----------------
are, in the aggregate, no less favorable than those provided from time to time after the Effective Time to employees of Parent and its subsidiaries who are similarly situated, in terms of positions and geographic locations, to such Company Employees; provided, however, that nothing contained in this Section
                   --------  -------
6.05(c) shall require Parent to continue or cause to be continued any Company Stock Plan. Without limiting the generality of the foregoing, all Company Employees who are covered by the Company's Severance Pay Plan as in effect on the date hereof and whose employment is terminated on or before the first anniversary of the Effective Time shall be provided with severance pay and benefits on a basis, and in amounts, not less favorable than those provided for under the Company's Severance Pay Plan as in effect on the date hereof as amended to reflect the amendment as described in the Company Disclosure Letter.

          (d) For all purposes under the employee benefit plans of Parent and its affiliates providing benefits to any Company Employees after the Effective Time (the "New Plans"), each Company Employee shall be credited with his or her
           ---------
years of service with the Company and its affiliates before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plans, except for purposes of benefit accrual under defined benefit pension plans. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Benefit Plan in which such Company Employee participated immediately before the Effective Time and previously described to Parent (such plans, collectively, the "Old Plans"); and
                                                               ---------
(ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents (other than limitations or waiting periods that are already in effect with respect to such employees and dependents and that have not been satisfied as of the Effective
Time), and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (e) Parent agrees that for purposes of any of the Company Benefit Plans conferring rights on a current or former employee, officer or director as a result of a change of control of the Company, the consummation of the Merger (or such earlier event contemplated hereby and specified in such Company Benefit Plans) shall be deemed to constitute a "Change of Control" (as that term is defined in such Company Benefit Plans).

          (f) Subject to compliance by Parent with its obligations under Sections 6.05(a) and 6.05(c), nothing contained in this Section 6.05 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any individual Company Employee or any change in the employee benefits available to any individual Company Employee or the amendment or termination of any particular Company Benefit Plan to the extent permitted by its terms as in effect immediately prior to the Effective Time.

          SECTION 6.06.  Indemnification.  (a) Parent shall, to the fullest
                         ----------------
extent permitted by Applicable Law, cause the Surviving Corporation to honor all the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company and the Company Subsidiaries for acts or omissions by such directors and officers occurring at or prior to the Effective Time to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

          (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided,
                                                                --------
however, that Parent shall not be obligated to make annual premium payments for
-------
such insurance to the extent such premiums exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (such 300% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all,
     ---------------
or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium;

provided, however, if such insurance coverage cannot be obtained at all, Parent
--------  -------
shall purchase all available extended reporting periods with respect to pre-existing insurance in an amount which, together with all other insurance purchased pursuant to this Section 6.06(b), does not exceed the Maximum Premium. The Company represents to Parent that the Maximum Premium is $955,500. Parent shall not, and shall cause the Company not to, take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this Section 6.06(b).

          (c) From and after the consummation of the Offer, to the full extent permitted by Applicable Law, Parent shall, and shall cause the Company (or any successor to the Company) to, indemnify, defend and hold harmless the present officers and directors of the Company and the Company Subsidiaries (each an

"Indemnified Party") against all losses, claims, damages, liabilities, fees and
 -----------------
expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement (collectively, "Losses") arising out of actions or
                                           ------
omissions occurring at or prior to the Effective Time in connection with this Agreement, the Offer, the Merger and the other transactions contemplated hereby;

provided, however, that an Indemnified Party shall not be entitled to
--------  -------
indemnification under this Section 6.06(c) for Losses arising out of actions or omissions by the Indemnified Party constituting (i) a breach of this Agreement,
(ii) criminal conduct or (iii) any
violation of federal, state or foreign securities laws. In order to be entitled to indemnification under this Section 6.06(c), an Indemnified Party must give Parent and the Company written notice of any third party claim which may give rise to any indemnity obligation under this Section 6.06(c), and Parent and the Company shall have the right to assume the defense of any such claim through counsel of their own choosing, subject to such counsel's reasonable judgment that separate defenses that would create a conflict of interest on the part of such counsel are not available. If Parent and the Company do not assume any such defense, they shall be liable for all reasonable costs and expenses of defending such claim incurred by the Indemnified Party, including reasonable fees and disbursements of counsel and shall advance such reasonable costs and expenses to the Indemnified Party; provided, however, that such advance shall be made only
                       --------  -------
after receiving an undertaking from the Indemnified Party that such advance shall be repaid if it is determined that such Indemnified Party is not entitled to indemnification therefor. Neither Parent nor the Company shall be liable under this Section 6.06(c) for any Losses resulting from any settlement, compromise or offer to settle or compromise any such claim or litigation or other action, without the prior written consent of Parent or the Company.

          (d) The Company shall not, and Parent shall not permit the Company to, amend or repeal any provision of the certificate of incorporation or by-laws of the Company after the consummation of the Offer if such action would adversely affect the rights of individuals who on or prior to the consummation of the Offer were entitled to advances, indemnification or exculpation thereunder for actions or omissions by such individuals prior to the Effective Time. The individuals referred to in the preceding sentence shall include any individuals who served as of the Effective Time as directors or officers of any Company Subsidiary at the Company's request, it being acknowledged by the parties hereto that each director or officer of the Company who is currently serving as a director or officer of a Company Subsidiary is doing so at such request of the Company.

          (e) In the event the Surviving Corporation or any successor to the Surviving Corporation (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors of the Surviving Corporation honor the obligations of the Company set forth in this
Section 6.06.

          SECTION 6.07.  Fees and Expenses.  (a)  Except as provided below, all
                         ------------------
fees and expenses incurred in connection with the Offer, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b)  The Company shall pay to Parent:

                    (i) a fee of $12,500,000 if this Agreement is terminated
               pursuant to Section 8.01(f);

                    (ii) in addition to the fee paid under clause (i) above, a fee of $12,500,000 if this Agreement is terminated in the circumstances contemplated by clause (i) above and thereafter a Company Takeover Proposal is consummated that involves the person whose Superior Company Proposal resulted in such termination;

                    (iii) a fee of $12,500,000 if this Agreement is terminated pursuant to Section 8.01(d);

                    (iv) in addition to the fee paid under clause (iii) above, a fee of $12,500,000 if this Agreement is terminated in the circumstances contemplated by clause (iii) above and within 12 months of such termination either (x) a Company Acquisition Proposal (as defined below) is consummated or (y) the Company enters into an agreement to consummate a Company Acquisition Proposal and any Company Acquisition Proposal is thereafter consummated that includes the person party to such agreement, whether or not such consummation is within such 12 month period;

                    (v) a fee of $12,500,000 if (A) after the date of this
               Agreement and prior to the termination of this Agreement, any person makes a Company Takeover Proposal, (B) the Offer remains open until the scheduled expiration date immediately following the date such Company Takeover Proposal is made (or such later date as the Offer may be extended at the Company's request pursuant to
               Section 1.01(a)), (C) the Minimum Tender Condition is not satisfied at the expiration of the Offer, (D) this Agreement is terminated pursuant to Section 8.01(b)(iii) and (E) within 12 months of such termination the Company enters into an agreement to consummate a Company Acquisition Proposal;

                    (vi) in addition to the fee paid under clause (v) above, a fee of $12,500,000 if this Agreement is terminated in the circumstances contemplated by clause (v) above and thereafter a Company Acquisition Proposal is consummated that involves the person party to the agreement referred to in Section 6.07(b)(v)(E); and

                    (vii) a fee of $25,000,000 if (A) after the date of this
               Agreement and prior to the termination of this Agreement, any person makes a Company Takeover Proposal, (B) the Offer remains open until the scheduled expiration date immediately following the date such Company Takeover Proposal is made (or such later date as the Offer may be extended at the Company's request pursuant to Section 1.01(a)), (C) the Minimum Tender Condition is not satisfied at the expiration of the Offer, (D) this Agreement is terminated pursuant to Section 8.01(b)(iii) and (E) within 12 months of such termination a Company Acquisition Proposal is consummated.

          (c) Any fee due under Section 6.07(b)(i) shall be paid simultaneously with, and as a condition to, the termination of this Agreement. Any fee due under Section 6.07(b)(ii), 6.07(b)(vi) or 6.07(b)(vii) shall be paid at or prior to the consummation of the relevant transaction. Any fee due under Section 6.07(b)(iii) shall be paid on the business day following termination of this Agreement. Any fee due under Section 6.07(b)(iv) or 6.07(b)(v) shall be at or prior to the consummation of the relevant transaction. All fees under due
Section 6.07(b) shall be paid by wire transfer of same-day funds. Under no circumstances will the Company be obligated to pay fees pursuant to this Section
6.07 in excess of $25,000,000 in the aggregate.

          (d)  "Company Acquisition Proposal" shall mean a Company Takeover
                ----------------------------
Proposal, provided that for the purpose of this definition, each reference to
          --------
"15%" in the definition of Company Takeover Proposal shall be deemed a reference to "50%".

          SECTION 6.08.  Public Announcements.  Parent and Sub, on the one hand,
                         ---------------------
and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Offer, the Merger and the other transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or The Nasdaq Stock Market, Inc.

          SECTION 6.09.  Transfer Taxes.  All stock transfer, real estate
                         ---------------
transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred
                                                       --------------
in connection with the transactions contemplated by this Agreement shall be paid by either Parent, Sub or Surviving Corporation, and Parent, Sub and the Surviving Corporation shall hold all other persons and entities (including the Company prior to the Merger) harmless from and against any losses in connection with such Transfer Taxes, and the Company shall cooperate with Sub or Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company that are located in New York State and any information with respect to such property that is reasonably necessary to complete such Tax Returns. The portion of the consideration to be received by holders of Company Capital Stock in connection with the Merger that is allocable to the real property of the Company and the Company Subsidiaries in New York State shall be determined by Sub in its reasonable discretion.

          SECTION 6.10.  Rights Agreements; Consequences if Rights Triggered.
                         ----------------------------------------------------
Except as approved in writing by Parent, the Company Board shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement, except, in each case, to the extent necessary to comply with the fiduciary obligations of the Company Board, as determined by it in good faith after consultation with outside counsel. If any "Distribution Date" or "Share Acquisition Date" occurs under the Company Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Offer Price as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Offer and the Merger.

          SECTION 6.11.  Directors.  (a)  Promptly upon the acceptance for
                         ----------
payment of, and payment by Sub for, any shares of Company Capital Stock pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Company Board as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board equal to at least that number of directors, rounded up to the next whole number, which is the product of (A) the total number of directors on the Company Board (giving effect to the directors elected pursuant to this sentence) multiplied by (B) the percentage that (i) such number of shares of Company Capital Stock so accepted for payment and paid for by Sub plus the number of shares of Company Capital Stock otherwise owned by Sub or any other subsidiary of Parent bears to (ii) the number of Fully Diluted Shares (as defined in Exhibit A), and the Company shall, at such time, cause Sub's designees to be so elected; provided, however, that, in the event
                                        --------  -------
that Sub's designees are appointed or elected to the Company Board, until the Effective Time, the Company Board shall have at least three directors who are directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); and provided further, however, that, in such
      ---------------------        -------- -------  -------
event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who are not officers, stockholders or affiliates of the Company, Parent or Sub, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to Applicable Law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all
 --------
information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company promptly shall, at the option of Sub, use all reasonable efforts to either increase the size of the Company Board or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to the Company Board as provided above.

          (b) Following the election or appointment of Sub's designees pursuant to Section 6.11(a) and prior to the Effective Time, any amendment or termination of this Agreement approved by the Company, extension for the performance or waiver of the obligations of Parent or Sub or waiver of the Company's rights hereunder shall require the concurrence of a majority of the Independent Directors.

          SECTION 6.12.  TJM Partnership Agreement.  (a)  The Company hereby
                         --------------------------
waives, and will cause any Company Subsidiary with a partnership interest under the Partnership Agreement to waive, any rights it may have under Section 15.2 of the Partnership Agreement to exercise (x) the "sell procedure" as set out in
Section 15.4 of the Partnership Agreement or (y) the "mandatory buy/sell procedure" set out in Section 15.5 of the Partnership Agreement (the rights referred to in clauses (x) and (y), together with the Buy Rights, are referred to as the "Buy/Sell Rights"), in each case, as result of the consummation of the
           ---------------
transactions contemplated by the Amended and Restated Merger Agreement, made as of June 20, 1999, between Parent, Weyerhaeuser Canada Limited and MacMillan Bloedel Limited (the "MacMillan Bloedel Transaction"). The Company acknowledges
                      -----------------------------
that Parent does not agree that the Company is entitled to exercise any of the Buy/Sell Rights as a result of the MacMillan Bloedel Transaction and that the inclusion of this Section 6.12 and Section 5.01(a)(xii) in this Agreement does not constitute an admission or the acceptance by Parent that any of such Buy/Sell Rights have been triggered by the MacMillan Bloedel Transaction, and Parent acknowledges that the Company believes that it is entitled to exercise the Buy/Sell Rights as a result of the MacMillan Bloedel Transaction and that the inclusion of this
Section 6.12 and Section 5.01(a)(xii) in this Agreement does not constitute an admission or the acceptance by the Company that any of such Buy/Sell Rights have not been triggered by the MacMillan Bloedel Transaction. "Partnership Agreement"
                                                          ---------------------
means the Limited Partnership Agreement between the Company and MacMillan Bloedel of America Inc. dated as of September 30, 1991, as amended by the Amendment to Limited Partnership Agreement dated as of February 14, 1992.

          (b) If this Agreement is terminated pursuant to Section 8.01(f), the Company shall, subject to the next sentence, purchase the entire partnership interest (the "Parent Interest") of Parent and its subsidiaries in Trus Joist
               ---------------
MacMillan A Limited Partnership (the "Partnership") held under the Partnership
                                      -----------
Agreement, and Parent shall, and shall cause its subsidiaries to, in each case, subject to the next sentence, sell the Parent Interest to the Company, for $700,000,000 in cash. Such purchase and sale shall be consummated simultaneously with, and as a condition to, the consummation of the transactions contemplated by any Company Takeover Proposal made by the person who made the Superior Company Proposal that gave rise to such termination. In the agreement entered into by the Company with such person in connection with such termination, such person must unconditionally guarantee (for the benefit of Parent and its subsidiaries) the obligations of the Company under this Section 6.12(b).

          (c) If (i) after the date of this Agreement, any person makes a Company Takeover Proposal or amends a Company Takeover Proposal made prior to the date of this Agreement, (ii) the Offer remains open until the scheduled expiration date immediately following the date such Company Takeover Proposal is made (or such later date as the Offer may be extended to at the Company's request pursuant to Section 1.01(a)), (iii) the Minimum Tender Condition is not satisfied at the expiration of the Offer and (iv) this Agreement is terminated pursuant to Section 8.01(b)(iii), then the Buy Rights, if any, resulting from the MacMillan Bloedel Transaction shall terminate; provided, however,
                                                   --------  -------
notwithstanding anything in the Partnership Agreement to the contrary:

          (A) the Company may exercise the Buy Rights within the 10 day period beginning with the date of termination of this Agreement for a "Buy Price" of $700,000,000 in cash and otherwise pursuant to the terms of Section 15.3 of the Partnership Agreement; and

          (B) if the Company does not exercise its right under clause (A) above and within 12 months following the date of such termination the Company enters into an agreement to consummate a Company Acquisition Proposal, or a Company Acquisition Proposal is consummated, the Company shall purchase the Parent Interest, and Parent shall, and shall cause its subsidiaries, to sell the Parent Interest to the Company, for $700,000,000 in cash, such purchase and sale to be consummated simultaneously with, and as a condition to, the consummation of such Company Acquisition Proposal.

          (d) Notwithstanding anything contained in the Partnership Agreement to the contrary, but subject to this Section 6.12, the Company may not exercise the Buy Rights as a result of the MacMillan Bloedel Transaction if this Agreement is terminated prior to the acceptance for payment of shares pursuant to the Offer:

               (i) in the circumstances contemplated by Section 6.12(b) or 6.12(c);

               (ii) pursuant to Section 8.01(d) or pursuant to Section 8.01(b)(iii) following the failure of the condition in paragraph (f) of Exhibit A; or

               (iii) pursuant to Section 8.01(c) or pursuant to Section 8.01(b)(iii) following the failure of the condition in paragraph (e) of Exhibit A because, in either case, (A) other than as disclosed in the Filed Company SEC Documents or the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Company SEC Documents and prior to the date of this Agreement, there shall have occurred any event, change, effect or development that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect or (B)(1) any representation or warranty of the Company in this Agreement that is qualified as to Company Material Adverse Effect shall not be true and correct as of the date of this Agreement or (2) the representations and warranties of the Company that are not qualified as to Company Material Adverse Effect shall not be true and correct in all respects as of the date of this Agreement if the failure of all such representations and warranties in this clause (2) to be true and correct, individually or in the aggregate, is materially adverse to the transactions contemplated by this Agreement, taken as a whole.

          (e) Notwithstanding any provision to the contrary in the Partnership Agreement, if this Agreement is terminated in accordance with the terms hereof and none of Sections 6.12(b), 6.12(c) and 6.12(d) is applicable, the 90-day period under the Partnership Agreement during which the Company may exercise its Buy Rights, if any, in connection with the MacMillan Bloedel Transaction shall be deemed to begin to run from the date of such termination of this Agreement. Except with respect to the running of the 90-day period, the procedures governing the Buy Rights as set forth in the Partnership Agreement, to the extent applicable, shall apply.

          (f) Except as provided above, the Partnership Agreement shall continue in full force and effect in accordance with its terms.

          SECTION 6.13.  Grant of Option.  (a)  The Company hereby grants to
                         -----------------
Sub an irrevocable option (the "Option") to purchase for a price of $42.00 per
                                ------
share (the "Per Share Price") in cash a number of shares of Company Common Stock
            ---------------
(the "Optioned Shares") equal to the Applicable Amount.  The "Applicable Amount"
      ---------------                                         -----------------
shall be the number of shares of Company Common Stock which, when added to the number of shares of Company Common Stock owned by Parent and Sub immediately prior to its exercise of the Option, would result in Sub owning immediately after its exercise of the Option 90% of the then-outstanding shares of Company Common Stock. Sub may exercise the Option only if, at the time of exercise, Parent, Sub and any other subsidiary of Parent shall have acquired at least 50.1% of the Fully Diluted Shares pursuant to the Offer. The Option shall expire if not exercised prior to the Effective Time. The Per Share Price may, at the election of Sub, be paid either (i) in cash or (ii) a combination of $1.00 in cash and a promissory note of Parent in a principal amount equal to $41.00, which promissory note shall mature in 12 months (and be prepayable at any time by

Parent without penalty) and shall bear interest at an annual rate of 6.50% payable at maturity.

          (b) In the event that Sub wishes to exercise the Option, Sub shall give written notice (the date of such notice, the "Notice Date") to the Company
                                                   -----------
specifying the number of Optioned Shares it will purchase pursuant to such exercise and a place and date (not later than 10 business days from the Notice
Date) for the closing of such purchase.

          (c) At any closing hereunder, (i) Sub will make payment to the Company of the full purchase price for the Optioned Shares by (A) certified or official bank check payable to the order to Company or by wire transfer to the Company, in an amount equal to the product of the cash portion of the Per Share Price (determined in accordance with the last sentence of Section 6.13(a)) multiplied by the number of Optioned Shares being purchased at such closing, and
(B) delivery of the promissory note described in the last sentence of Section 6.13(a), and (ii) the Company will deliver to Sub a duly executed certificate or certificates representing the number of Optioned Shares so purchased, registered in the name of Sub or its nominee in the denominations designated by Sub in its notice of exercise.

          (d) Parent and Sub represent that any Optioned Shares purchased by Sub will be acquired for investment only and not with a view to any public distribution thereof and Sub will not offer to sell or otherwise dispose of any Optioned Shares so acquired by it in violation of the registration requirements of the Securities Act. The certificate(s) representing the shares of Company Common Stock acquired pursuant to the exercise of the Option will bear a legend indicating that such shares of Company Common Stock were sold without registration under the Securities Act.

          (e) In the event of any change in the number of outstanding shares of Company Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, reorganization or the like or any other change in the corporate or capital structure of the Company that would have the effect of diluting Sub's rights hereunder, the number of Optioned Shares and the Per Share Price shall be adjusted appropriately so as to restore Sub to its rights hereunder with respect to the Option; provided, however, that nothing in this Section 6.13(e) shall be
               --------  -------
construed as permitting the

Company to take any action or enter into any transaction prohibited by this Merger Agreement.

          SECTION 6.14.  Termination/Amendment of ESOP; Redemption of Company
                         ----------------------------------------------------
Preferred Stock; Repayment of ESOP Loan.  If upon consummation of the Offer,
----------------------------------------
Sub owns a number of shares of Company Common Stock that, together with the shares of Company Common Stock that Sub has the Option to purchase pursuant to
Section 6.13, equals at least 90% of the then-outstanding Company Common Stock (after giving effect to the exercise of such Option), then the Company shall take such action as requested by Parent and permitted by the terms of the Company Preferred Certificate of Designation and Applicable Law to terminate and/or amend the ESOP and to call for redemption all the then-outstanding Company Preferred Stock as promptly as practicable after such request by Parent. As soon as practicable following the date of this Agreement, the Company shall direct the Trustee to use any cash proceeds resulting from the redemption of the Company Preferred Stock or resulting from the purchase or exchange of Company Common Stock (into which Company Preferred Stock was converted) for cash pursuant to the Offer or the Merger, in each case, with respect to shares that have not been allocated to participants or beneficiaries under the Company's Investment Plan, to repay any outstanding amounts under the ESOP Loan and shall use its best efforts to take or cause to be taken such other actions consistent with Applicable Law to cause the Trustee to comply with such direction, and the parties hereto agree that any remaining cash proceeds shall be allocated to participants and beneficiaries under the Company's Investment Plan in accordance with Applicable Law.


                                  ARTICLE VII

                             Conditions Precedent
                             --------------------

          SECTION 7.01.  Conditions to Each Party's Obligation To Effect the
                         ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger is subject
-------
to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Stockholder Approval.  The Company shall have obtained the
               ---------------------
Company Stockholder Approval if required by Applicable Law.

          (b)  No Injunctions or Restraints.  No temporary restraining order,
               -----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of
                                               --------  -------
the parties shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (c)  Purchase of Shares.  Sub shall have previously accepted for
               -------------------
payment and paid for Company Capital Stock pursuant to the Offer.


                                 ARTICLE VIII

                       Termination, Amendment and Waiver
                       ---------------------------------

          SECTION 8.01.  Termination.  This Agreement may be terminated at any
                         ------------
time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

          (a) by mutual written consent of Parent, Sub and the Company; provided
                                                                        --------
     that, any such consent shall require the concurrence of a majority of the Independent Directors if it occurs after the purchase by Sub of shares of Company Capital Stock pursuant to the Offer;

          (b) by either Parent or the Company:

               (i) if the Offer is not consummated on or before April 3, 2000 (the "Outside Date"), unless the failure to consummate the Offer is
                ------------
          the result of a material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of
                                       --------  -------
          such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Offer and the Outside Date shall be extended day-by-day for each day tolled; provided further, however, that the Outside Date shall not
                      -------- -------  -------
          be extended past May 18, 2000;

               (ii) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

               (iii) if as the result of the failure of any of the conditions set forth in Exhibit A to this Agreement, the Offer shall have terminated or expired in accordance with its terms and the requirements of Section 1.01(a) without Sub having purchased any shares of Company Capital Stock pursuant to the Offer; provided,
                                                                 --------
          however that the right to terminate this Agreement pursuant to this
          -------
          clause (iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of any such condition;

          (c) by Parent, if, prior to the consummation of the Offer, the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Exhibit A, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent may not terminate this Agreement pursuant to
             --------
     this Section 8.01(c) if it is then in material breach of any representation, warranty or covenant contained in this Agreement);

          (d) by Parent:

               (i) if the Company Board or any committee thereof withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement, the Offer or the Merger or fails to recommend to the Company's stockholders that they give the Company Stockholder Approval or approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal; or

               (ii) if the Company Board fails to reaffirm publicly and unconditionally its recommendation to the Company's stockholders that they give the Company Stockholder Approval, which public reaffirmation must be made within 10 business days after Parent's written request to do so (which request may be made at any time that a Company Takeover Proposal is pending and not withdrawn) and must also include the unconditional rejection of such Company Takeover Proposal (to the extent not previously withdrawn); provided, however, that, Parent may not request the Company Board to
          --------  -------
          make more than one such reaffirmation in respect of any Company Takeover Proposal unless such Company Takeover Proposal has been materially amended or modified (and not withdrawn);

          (e) by the Company, if prior to the acceptance of shares of Company Capital Stock for payment pursuant to the Offer, Parent breaches or fails to perform in any material respect of any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that the Company may not terminate this Agreement pursuant to this Section 8.01(e) if it is not then in material breach of any representation, warranty or covenant in this Agreement);

          (f) by the Company prior to the acceptance of shares of Company Capital Stock for payment pursuant to the Offer in accordance with all the requirements of Section 5.02(b), including the notice provisions therein;

          (g) by the Company if the Offer has not been commenced within seven business days after the date of this Agreement; or

          (h) by the Company if any event occurs which would result in the condition set forth in paragraph (d) of Exhibit A not being satisfied, and five business days have elapsed since such occurrence, unless Parent shall have waived its right to terminate this Agreement and its right not to consummate the Offer for the failure of such condition resulting from such event, in each case in accordance with Section 8.04.

          SECTION 8.02.  Effect of Termination.  In the event of termination of
                         ----------------------
this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the first sentence of Section 3.15, Section 4.08, the last sentence of Section 6.02(a),
Section 6.07, Section 6.12, this Section 8.02 and Article IX, which provisions shall survive such termination, and except for any liability arising from the material breach by a party of any representation, warranty or covenant set forth in this Agreement.

          SECTION 8.03.  Amendment.  Subject to the requirements of Section
                         ----------
6.11(b), this Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that,
                                                   --------  -------
after receipt of the Company Stockholder Approval, there shall be made no amendment that by Applicable Law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 8.04.  Extension; Waiver.  Subject to the requirements of
                         ------------------
Section 6.11(b), at any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 8.05.  Procedure for Termination, Amendment, Extension or
                         --------------------------------------------------
Waiver.  A termination of this Agreement pursuant to Section 8.01, an amendment
-------
of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to
Section 8.04 shall, in order to be effective, require (x) in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors and (y) if applicable, satisfaction of the requirements set forth in Section 6.11(b).


                                  ARTICLE IX

                              General Provisions
                              ------------------

          SECTION 9.01.  Nonsurvival of Representations and Warranties.  None of
                         ----------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 9.02.  Notices.  All notices, requests, claims, demands and
                         --------
other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or Sub, to

               Weyerhaeuser Company
               33663 Weyerhaeuser Way South
               Federal Way, WA 98003

               Attention:  General Counsel
               Telecopy:  (253) 924-3353

               with a copy to:

               Cravath, Swaine & Moore
               825 Eighth Avenue
               New York, New York 10019

               Attention:  Richard Hall
               Telecopy:  (212) 474-3700

          (b) if to the Company, to

               TJ International, Inc.
               200 E. Mallard Drive
               Boise, Idaho 83706

               Attention:  Thomas H. Denig
               Telecopy:  (208) 364-3760

               with a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York 10019

               Attention:  David A. Katz
               Telecopy:   (212) 403-2000

          SECTION 9.03.  Definitions.  For purposes of this Agreement:
                         ------------

          An "affiliate" of any person means another person that directly or
              ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          "Knowledge of the Company" or "Company's Knowledge" means, when used
           ------------------------      -------------------
in any representation, covenant or warranty of the Company contained herein, the actual knowledge of, or what should reasonably have been known by, any officer or director of the Company.

          A "material adverse effect" on a party means a material adverse effect
             -----------------------
on the business, financial condition or ongoing, longer-term profitability (but not prospects) of such party and its subsidiaries, taken as a whole; provided,
                                                                     --------
however, that any adverse effect that has resulted or may result from the
-------
acquisition of MacMillan Bloedel Limited by Parent shall not be deemed a material adverse effect for purposes of this Agreement. For the purposes of
Article III of this Agreement, in any provision qualified by reference to a material adverse effect or Company Material Adverse Effect, the words "has had" and "have had" shall be deemed to be followed by the words "since January 2, 1999".

          A "person" means any individual, firm, corporation, partnership,
             ------
company, limited liability
company, trust, joint venture, association, Governmental Entity or other entity.

          A "subsidiary" of any person means another person, an amount of the
             ----------
voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 9.04.  Interpretation; Disclosure Letters.  When a reference
                         -----------------------------------
is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates or such other sections in which such disclosure may be specifically cross-referenced.

          SECTION 9.05.  Severability.  If any term or other provision of this
                         --------------
Agreement is invalid, illegal or incapable of being enforced by any rule or Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.06.  Counterparts.  This Agreement may be executed in one or
                         -------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries.  This
                         -----------------------------------------------
Agreement, taken together with the Company Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated hereby and (b) except for the provisions of Article II and Sections 6.04, 6.06 and 6.12, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 9.08.  Governing Law.  This Agreement shall be governed by,
                         --------------
and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 9.09.  Assignment.  Neither this Agreement nor any of the
                         -----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.10.  Enforcement.  The parties agree that irreparable damage
                         ------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(c) agrees that it will not bring any action relating to this Agreement in any court other than any Delaware state court or any Federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement.


          IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                              WEYERHAEUSER COMPANY,

                                by
                                   _______________________________
                                   Name:
                                   Title:


                              WTJ, INC.,

                                by
                                   _______________________________
                                   Name:
                                   Title:


                              TJ INTERNATIONAL, INC.,

                                by
                                   _______________________________
                                   Name:
                                   Title:

                                                                       EXHIBIT A


                            Conditions of the Offer
                            -----------------------


          Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Capital Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Capital Stock tendered pursuant to the Offer unless
(i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Capital Stock which would represent at least 50.1% of the Fully Diluted Shares (the "Minimum Tender
                                                                 --------------
Condition") and (ii)(A) any waiting period under the HSR Act applicable to the
---------
purchase of shares of Company Capital Stock pursuant to the Offer shall have expired or been terminated, (B) any waiting period under the Competition Act applicable to the purchase of shares of Company Capital Stock pursuant to the Offer shall have expired or been terminated and/or an ARC pursuant to the Competition Act or, in the alternative of an ARC, a no-action letter from the Commissioner of Competition, related thereto shall have been received and (C) any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of the Offer, shall have been obtained or made. The term "Fully Diluted Shares" means all outstanding securities
                    --------------------
entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities, other than potential dilution attributable to the Company Rights and shares of Company Common Stock issuable pursuant to Section 6.13. Furthermore, notwithstanding any other term of the Offer, Sub may, subject to the terms of this Agreement, amend the Offer or postpone the acceptance for payment of or payment for tendered Company Capital Stock, if, at any time on or after the date of this Agreement and before the expiration of the Offer, any of the following conditions exists:

          (a) there shall be pending any suit, action or proceeding by any Governmental Entity that has a reasonable likelihood of success, (i) challenging the acquisition by Parent or Sub of any Company Capital

     Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and the Company Subsidiaries taken as whole as a result of the transactions contemplated by this Agreement, (ii) seeking to prohibit or limit in any material respect the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Offer and the Merger, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Capital Stock, including the right to vote the Company Capital Stock purchased by it on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from controlling in any material respect the business or operations of the Company and the Company Subsidiaries;

          (b) any statute, rule, regulation, legislation, interpretation, judgment, order or injunction shall be enacted, entered, enforced, promulgated or issued with respect to, or deemed applicable to, or any consent or approval withheld with respect to, (i) Parent, the Company or any of their respective subsidiaries or (ii) the Offer, the Merger or any other transaction contemplated by this Agreement, in each case, by any Governmental Entity that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

          (c) except as disclosed in the Filed Company SEC Documents or the Company Disclosure Letter, since the date of this Agreement shall have occurred any event, change, effect or development that, individually or in the aggregate, has had or is reasonably likely to have, a Company Material Adverse Effect;

          (d) there shall have occurred and continued to exist (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (excluding any suspension or limitations resulting from physical damage or interference with such exchange not related to market conditions), (ii) a decline of at least 30% in the Dow Jones Industrial Average, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any mandatory limitation by any Governmental Entity on, or other event that materially and adversely affects, the extension of credit by banks or other lending institutions in the United States, (v) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (vi) in the case of any of the foregoing existing on the date of this Agreement, a material acceleration or worsening thereof;

          (e) (i) any representation and warranty of the Company in this Agreement that is qualified as to Company Material Adverse Effect shall not be true and correct as of the date of this Agreement or as of such time, except to the extent such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date), and (ii) the representations and warranties of the Company that are not qualified as to Company Material Adverse Effect shall not be true and correct in all respects as of the date of this Agreement, or as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case on and as of such earlier date) if the failure of all such representations and warranties in this clause (ii) to be true and correct, in aggregate, is materially adverse to the transactions contemplated by this Agreement, taken as a whole;

          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement; or

          (g) this Agreement shall have been terminated in accordance with its terms;

which, in the sole judgment of Sub or Parent, in any such case, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Parent or any of its affiliates not otherwise required by the Merger Agreement), makes it inadvisable to proceed with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of Sub and Parent and may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.